EXHIBIT A

Directors and Officers of PEM and Controlling Entities;

Partners of Investors and Controlling Entities

PEM Holding Co.

The name, present principal occupation, business address and citizenship of each director and executive officer of PEM are set forth below.

Eric M. Ruttenberg – President and Director

Mr. Ruttenberg’s principal occupation is President of Tinicum Incorporated. His business address is 800 Third Avenue, New York, NY 10022.

Robert J. Kelly – Vice President and Director

Mr. Kelly’s principal occupation is Executive Vice-President of Tinicum Incorporated. His business address is 800 Third Avenue, New York, NY 10022.

William Shockley – Vice President and Director

Mr. Shockley’s principal occupation is Vice-President of Tinicum Incorporated. His business address is 800 Third Avenue, New York, NY 10022.

Each director and executive officer of PEM Holding Co. listed above is a United States citizen.

Tinicum Capital Partners II, L.P.

PEM is a wholly owned subsidiary of Tinicum Capital Partners II, L.P., a Delaware limited partnership (“TCP”). TCP is a private investment partnership. The address of its principal business and principal office is 800 Third Avenue, 40th Floor, New York, NY 10022.

Tinicum Lantern II L.L.C.

Tinicum Lantern II L.L.C., a Delaware limited liability company (“Lantern”), is the general partner of TCP. Lantern is a private investment corporation. The address of its principal business and principal office is 800 Third Avenue, 40th Floor, New York, NY 10022. The name, present principal occupation, business address and citizenship of the sole managing member of Lantern is set forth below.

Eric M. Ruttenberg –Managing Member

Mr. Ruttenberg’s principal occupation is President of Tinicum Incorporated. His business address is 800 Third Avenue, New York, NY 10022. Mr Ruttenberg is a United States citizen.

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Tinicum Investors

Eric M. Ruttenberg – Managing Partner.

Mr. Ruttenberg’s principal occupation is President of Tinicum Incorporated. His business address is 800 Third Avenue, New York, NY 10022. Mr. Ruttenberg is a United States citizen.

The Estate of Derald H. Ruttenberg – Partner.

The business address of the Estate of Derald H. Ruttenberg, is 990 Stewart Avenue, Garden City, New York 11530. Mr. Ruttenberg is deceased.

John C. Ruttenberg – Partner

Mr. Ruttenberg’s principal occupation is Computer Engineer/Architect at Radiance Technologies. His business address is 990 Stewart Avenue, Garden City, NY 11530. Mr. Ruttenberg is a United States citizen.

Katherine T. Ruttenberg – Partner.

Ms. Ruttenberg’s principal occupation is artist. Her business address is 990 Stewart Avenue, Garden City, New York 11530. Ms. Ruttenberg is a United States citizen.

Hattie Ruttenberg – Partner

Ms. Ruttenberg’s principal occupation is private investor and her business address is 990 Stewart Avenue, Garden City, New York 11530. Ms. Ruttenberg is a United States citizen.

RUTCO Incorporated – Partner

RUTCO Incorporated, a Delaware corporation (“RUTCO”), is a private investment company. The address of its principal business and principal office is 990 Stewart Ave, Garden City, NY 11530. Information with respect to the officers and directors of RUTCO is set forth below.

Tinicum Associates, Inc. – Partner

Tinicum Associates, Inc., a Delaware corporation (“Associates”), is a private investment company. The address of its principal business and principal office is 990 Stewart Avenue, Garden City, New York 11530. Information with respect to the officers and directors of Associates is set forth below.

Tinicum Enterprises, Inc. – Partner

Tinicum Enterprises, Inc., a Delaware Corporation (“Enterprises”), is a private management company/investment company. The address of its principal business and principal office is 990 Stewart Aveneue, Garden City, NY 11530. Information with respect to the officers and directors of Enterprises is set forth below.

Tinicum Foreign Investments Corp. – Partner

Tinicum Foreign Investments Corp., a Delaware corporation (“Foreign Investments”), is

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a private investment company. The address of its principal business and principal office is 990 Stewart Avenue, Garden City, NY 11530. Information with respect to the officers and directors of Foreign Investments is set forth below.

John F. Keane – President and Secretary of RUTCO, Associates, Enterprises, and Foreign Investments

Mr. Keane’s principal occupation is President of Tinicum Enterprises, Inc. His business address is 990 Stewart Avenue, Garden City, NY 11530. Mr. Keane is a United States citizen.

Edward Civello – Treasurer of RUTCO, Associates, Enterprises, and Foreign Investments

Mr. Civello’s principal occupation is Treasurer of Tinicum Enterprises, Inc. His business address is 990 Stewart Avenue, Garden City, NY 11530. Mr. Civello is a United States citizen.

Eric M. Ruttenberg – Director of RUTCO, Associates, Enterprises, and Foreign Investments

Mr. Ruttenberg’s principal occupation is President of Tinicum Incorporated. His business address is 800 Third Avenue, New York, NY 10022. Mr. Ruttenberg is a United States citizen.

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